UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2005

Internet Security Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23655	58-2362189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6303 Barfield Road, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 236-2600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 27, 2005, Internet Security Systems, Inc. (the “Company”) issued a press release regarding its financial results for the quarter ended June 30, 2005. The press release also provided the Company’s Business Outlook and forward-looking information regarding its expectations for the quarter ending September 30, 2005 and year ending December 31, 2005. A copy of the press release is attached as Exhibit 99.1.

Attached to this report on Form 8-K as Exhibit 99.2 is supplemental financial data expected to be mentioned during the Company’s earnings call scheduled for 4:30 p.m. Eastern time, July 27, 2005.

The information in this Report, including the Exhibits attached hereto, is furnished solely pursuant to Item 2.02 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

This report and its exhibits, other than historical information, include forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements appear in our press release (including our revenue and GAAP and non-GAAP income estimates for the third quarter and full year 2005), and in our supplemental financial data. Risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those discussed in ISS’ periodic filings with the Securities and Exchange Commission, including ISS’ 2004 Annual Report on Form 10-K. These filings can be obtained either by contacting ISS Investor Relations or through ISS’ Web site at www.iss.net or the Securities and Exchange Commission’s Web site at www.sec.gov.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release Announcing Earnings

99.2	Supplemental Financial Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2005

INTERNET SECURITY SYSTEMS, INC.

By:	/s/ Richard Macchia
Richard Macchia
Chief Financial Officer